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                                                              EXHIBIT (a)(1)(vi)

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                              SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER OF THE PAYEE
(YOU) TO GIVE THE PAYER.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

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
                                                                                            GIVE THE EMPLOYER
                               GIVE THE SOCIAL SECURITY                                   IDENTIFICATION NUMBER
 FOR THIS TYPE OF ACCOUNT:           NUMBER OF--            FOR THIS TYPE OF ACCOUNT:              OF--
---------------------------    ------------------------    ---------------------------    ----------------------
 1.  Individual                The Individual               6.  Sole proprietorship       The owner(3)

 2.  Two or more               The actual owner of the      7.  A valid trust, estate,    The legal entity(4)
     individuals (joint        account or, if combined          or pension trust
     account)                  funds, the first
                               individual on the
                               account(1)

 3.  Custodian account of a    The minor(2)                 8.  Corporate                 The corporation
     minor (Uniform Gift to
     Minors Act)

 4.  a. The usual revocable    The grantor-trustee(1)       9.  Associates, club,         The organization
     savings trust account                                      religious, charitable,
     (grantor is also                                           educational, or other
     trustee)                                                   tax-exempt
                                                                organization

     b. So-called trust        The actual owner(1)         10.  Partnership               The partnership
     account that is not a
     legal or valid trust
     under state law

 5.  Sole proprietorship       The owner(3)                11.  A broker or registered    The broker or nominee
                                                                nominee

                                                           12.  Account with the          The public entity
                                                                Department of
                                                                Agriculture in the
                                                                name of a public
                                                                entity (such as a
                                                                state or local
                                                                government, school
                                                                district, or prison)
                                                                that receives
                                                                agricultural program
                                                                payments

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(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number of your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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OBTAINING A NUMBER

    If you don't have a taxpayer identification number or your don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACK UP WITHHOLDING

Payees specifically exempted from withholding include:

    - An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

    - The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or instrumentality of any one or more of the foregoing.

    - An international organization or any agency or instrumentality thereof.

    - A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

    - A corporation.

    - A financial institution.

    - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A middleman known in the investment community as a nominee or custodian.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    - A foreign central bank of issue.

    - A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

    - Payments of patronage dividends not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest if $600 or more and you have not provided your correct taxpayer identification number to the payer.

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    - Payment of tax-exempt interest (including exempt-interest dividends under
      Section 852).

    - Payments described in Section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451.

    - Payments made by certain foreign organizations.

    - Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.--Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 30.5% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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